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             [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]


                                                              October 29, 1998



Hercules Incorporated
Hercules Plaza
1313 North Market Street
Wilmington, DE 19894-0001

         Re:      Hercules Incorporated - Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel for Hercules Incorporated, a Delaware corporation ("Hercules"), and are rendering this opinion in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Act of: (i) unsecured senior debt securities, unsecured subordinated debt securities, consisting of debentures, notes or other evidences of indebtedness, and unsecured junior subordinated debentures of Hercules (the "Debt Securities"), which may be issued pursuant to a Senior Debt Indenture between Hercules and The Chase Manhattan Bank, as trustee (as amended or supplemented, the "Senior Debt Indenture"), a Subordinated Debt Indenture between Hercules and The Chase Manhattan Bank, as trustee (as amended or supplemented, the "Subordinated Debt Indenture") or a Junior Subordinated Debenture Indenture between Hercules and The Chase Manhattan Bank, as trustee
(as amended or supplemented, the "Junior Subordinated Debenture Indenture" and, together with the Senior Debt Indenture and the Subordinated Debt Indenture, the "Indentures"); (ii) shares of common stock, without par value ($25/48 stated value), of Hercules (the "Common Stock"); (iii) shares of series preferred stock, without par value (the "Preferred Stock"), of Hercules, which may be represented by depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Receipts"); (iv) warrants of Hercules to purchase any of the Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the "Warrants"); (v) purchase contracts of Hercules ("Purchase Contracts") to purchase any of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants and Trust Preferred Securities (as defined below)
(collectively, the "Purchase Contract Securities"); (vi) purchase units of Hercules ("Purchase Units"), each representing ownership of a Purchase Contract and any of Debt Securities, debt obligations of third parties, including U.S. Treasury securities, or Trust Preferred Securities securing a holder's obligation to purchase the applicable Purchase Contract Securities under the Purchase Contract, and (vii) guarantees (the "Guarantees") of Hercules with respect to the preferred securities to be issued by Hercules Trust I, Hercules Trust II, Hercules Trust III and Hercules Trust IV (each a "Trust" and, collectively, the "Trusts") ("Trust Preferred Securities").
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         We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and all exhibits thereto, and the Indentures. We have also examined such corporate records and other documents and instruments, made such inquiries of officers and representatives of Hercules and considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of Hercules.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. Assuming that the Indentures, any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) a supplemental indenture in respect of the Debt Securities has been duly authorized, executed and delivered,
(iii) the terms of the Debt Securities and of their issuance and sale have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Hercules and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Hercules, and (iv) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by Hercules in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued (x) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities, (y) upon exercise of any Warrants exercisable for Debt Securities or (z) as part of Purchase Units) will constitute valid and binding obligations of Hercules, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         2. When (i) the Registration Statement has become effective under the Act, (ii) the shares of Common Stock have been duly and properly authorized for issuance, and (iii) the shares of Common Stock have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued (w) upon the conversion or exchange of any Debt Securities that are convertible or exchangeable into Common Stock, (x) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into


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Common Stock, (y) upon the exercise of any Warrants exercisable for Common
Stock, or (z) pursuant to Purchase Contracts), will be legally issued, fully paid and non-assessable.

         3. When (i) the Registration Statement has become effective under the Act, (ii) the Preferred Stock has been duly and properly authorized for issuance and a Certificate of Amendment to the Restated Certificate of Incorporation of the Hercules classifying the Preferred Stock and setting forth the terms thereof has been filed, and (iii) the shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Preferred Stock will be legally issued, fully paid and non-assessable.

         4. Assuming that a Deposit Agreement relating to the Depositary Shares (the "Deposit Agreement") has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Deposit Agreement has been duly executed and delivered, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Hercules and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Hercules, (iv) the Preferred Stock has been duly and properly authorized for issuance and a Certificate of Amendment to the Restated Certificate of Incorporation of Hercules classifying the Preferred Stock and setting forth the terms thereof has been duly filed, (v) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and
(vi) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Depositary Shares will be legally issued, fully paid and non-assessable.

         5. Assuming that a Warrant Agreement relating to the Warrants (the "Warrant Agreement") has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Warrant Agreement has been duly executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in default under or breach of any agreement or instrument binding upon Hercules and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Hercules, and
(iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of Hercules, enforceable in accordance with their terms, subject to
(a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).


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         6. Assuming that a Purchase Contract Agreement relating to the Purchase
Contracts (the "Purchase Contract Agreement") and such Purchase Contracts have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Purchase Contract Agreement has been duly executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Hercules and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Hercules, and (iv) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of Hercules, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         7. Assuming that the Purchase Units, a Purchase Contract Agreement relating to the Purchase Contracts comprising a part of the Purchase Units and such Purchase Contracts have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Purchase Contract Agreement has been duly executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Hercules and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Hercules, (iv) the terms of the collateral arrangements relating to such Purchase Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Hercules and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Hercules, and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (v) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Purchase Units will constitute valid and binding obligations of Hercules, enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         8. Assuming that the Guarantees have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the applicable Guarantee Agreement has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Hercules and so as to


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comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over Hercules, and (iii) the Trust Preferred Securities have been duly issued and delivered by the applicable Hercules Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and binding obligations of Hercules, enforceable in accordance with their terms, subject to
(a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

         We express no opinion as to the law of any jurisdiction other than the federal law of the United States and the law of the State of Delaware.

         We hereby consent to the sole use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein. This opinion is not to be used, circulated, quoted, referred to or relied upon by any other person or for any other purpose without our prior written consent.

                                                              Very truly yours,

                                                /s/ Ballard Spahr Andrews
                                                      & Ingersoll, LLP


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